Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: www.nvsos.gov
                                                            Document Number
                                                            20090429608-20
                                                            Filing Date and Time
                                                            05/21/2009 4:30 PM
                                                            Entity Number
                                                            E0276082009-3

                                                          Filed in the office of
   ARTICLES OF INCORPORATION                                     /s/ Ross Miller
     (PURSUANT TO NRS 78)                                            Ross Miller
                                                              Secretary of State
                                                                 State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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1. Name of
   Corporation:               Journal of Radiology, Inc.

2. Resident Agent             IncSmart.biz
   Name and Street            Name
   Address:
  (must  be a
   Nevada address where          Address                     City                     Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $0.001       without par value: None
   authorized
   to issue)

                              1. Aaron Shrira
4. Names & Addresses,            Name
   of Board of                   614 North Camden Dr.       Beverly Hills    CA          90210
   Directors/Trustees:           Street Address              City          State       Zip Code
   (attach additional page
   if there is more than 3    2.
   directors/trustees            Name

                                 Street Address              City          State       Zip Code

                              3.
                                 Name

                                 Street Address              City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Daniel C. Masters                                 /s/ Daniel C. Masters
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    1752 Castellana Road         La Jolla         CA          92037
   if there is more than 1    Address                        City          State       Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Michael LaSala for IncSmart.biz                            May 20, 2009
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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